Exhibit 16.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港  紅磡  德豐街22 號   海濱廣場二期  13樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

November 4, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Shineco, Inc. (the “Company) under Item 4.01 of the Form 8-K dated November 4, 2021 and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.